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                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of ATG Inc. on Form S-8 (File No. 333-72349 and File No. 333-62963) of our reports dated February 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of ATG Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 which reports are included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 31, 1999